UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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PREMIER, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On October 21, 2020, Premier, Inc., a Delaware corporation (the “Company”), filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournments or postponements thereof. The Annual Meeting will be held virtually via the Internet on Friday, December 4, 2020 at 10:00 a.m., Eastern Standard Time. This amendment to the Proxy Statement is being filed with the SEC by the Company to reflect recent developments in the biographical information about one of the Company’s director nominees. Except as set forth below, this amendment to the Proxy Statement does not modify, amend, supplement or otherwise affect the Proxy Statement.

The information with respect to Helen M. Boudreau under the heading “Item 1 – Election of Directors – Directors Standing for Election” is replaced in its entirety with the following:

Age: 54 Director Since: 2020 Committee Membership: Nominating and Governance Independent Director

Helen M. Boudreau

Experience:

•  Retired

•  Chief Operating Officer of the Bill & Melinda Gates Medical Research Institute, a nonprofit medical research organization, from June 2018 to June 2019

•  Previously served as the Chief Financial Officer at each of Proteostasis Therapeutics, Inc., a NASDAQ-listed biopharmaceutical company, from July 2017 to June 2018, and FORMA Therapeutics, Inc., a privately-held biotechnology company, from October 2014 to June 2017

•  Prior experience includes executive positions with Novartis Corporation and Pfizer, Inc. and leadership roles with Pepsico/Yum! Brands, Inc., McKinsey & Company, Inc. and Bank of America Corporation

•  Serves on the board of directors and as Chair of the Audit Committee and member of the Compensation Committee of each of Shattuck Labs, Inc., a NASDAQ-listed company, and Field Trip Health Ltd., a company listed on the Canadian Securities Exchange

•  Served on the board of directors and as Chair of the Audit Committee and member of the Compensation Committee for Proteostasis Therapeutics, Inc. from 2016 to 2017

•  Serves on the boards of directors of two private healthcare-related companies

•  Obtained a bachelor’s degree from the University of Maryland and a Master of Business Administration from the University of Virginia Darden Graduate School of Business

Skills/Qualifications:

We believe Ms. Boudreau’s qualifications to serve on our Board of Directors include her strong financial background and broad understanding of the healthcare ecosystem through her work across multiple different healthcare and biopharmaceutical companies.